UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2026

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 103A Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2026, Viridian Therapeutics, Inc. (the “Company”) entered into a Commercial Manufacturing Services Agreement (the “Agreement”) with WuXi Biologics (Hong Kong) Limited (“WuXi Biologics”) pursuant to which WuXi Biologics will manufacture and supply the Company’s anticipated long-term supply requirements of veligrotug drug substance and drug product for commercial use (the “Product”), if approved. Wuxi Biologics will be a non-exclusive supplier of the Product to the Company and the Company may procure the Product from one or more alternate manufacturers of the Product.

Under the Agreement, the Company will provide rolling forecasts of volume requirements to WuXi Biologics on a monthly basis (each, a “Forecast”). A portion of each Forecast will be considered a binding and non-cancellable commitment of the Company. The parties have agreed to volume-based pricing under the Agreement. The Product service fee will remain fixed until December 31, 2026 and thereafter may be annually adjusted based on a volume-based structure. The Company will also reimburse WuXi Biologics for certain pass-through costs.

The Agreement has an initial term of five years and will automatically renew for successive five-year periods unless either party provides notice of non-renewal at least 24 months prior to the expiration of the initial term or any renewal period. The Company may terminate the Agreement upon 30 days’ prior notice to WuXi Biologics if there is a change in applicable laws that materially and adversely impacts WuXi’s Biologics ability to perform services under the Agreement. Additionally, each party may terminate the Agreement upon an uncured material breach of the Agreement by the other party or upon the other party’s insolvency or bankruptcy.

The Agreement contains customary provisions relating to, among other things, delivery, quality, change procedures, regulatory compliance, confidentiality, dispute resolution, warranties, and indemnification.

The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the period ended June 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: May 26, 2026	By:	/s/ Stephen Mahoney
Stephen Mahoney
President and Chief Executive Officer